UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CORPORATE CAPITAL TRUST II

(Name of Registrant as Specified in its Charter)

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CORPORATE CAPITAL TRUST II

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

October 19, 2018

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Corporate Capital Trust II (the “Company”) to be held on Thursday, December 13, 2018 at 11:00 a.m., Eastern Time, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112 (the “Annual Meeting”).

At the Annual Meeting, you will be asked to consider and vote upon proposals relating to the composition of the Company’s board of trustees and a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018. The proposals you will be asked to consider at the Annual Meeting are detailed briefly below and are explained in more detail in the enclosed Notice of Annual Meeting of Shareholders and proxy statement. At the Annual Meeting, you will be asked to:

(i) consider and vote upon a proposal to re-elect James H. Kropp for a one-year term expiring at the 2019 annual meeting of shareholders and until his successor is duly elected and qualified;

(ii) consider and vote upon a proposal to re-elect Thomas W. Morgan for a one-year term expiring at the 2019 annual meeting of shareholders and until his successor is duly elected and qualified;

(iii) consider and vote upon a proposal to re-elect Mark D. Linsz for a one-year term expiring at the 2019 annual meeting of shareholders and until his successor is duly elected and qualified;

(iv) consider and vote upon a proposal to re-elect Todd C. Builione for a one-year term expiring at the 2019 annual meeting of shareholders and until his successor is duly elected and qualified; and

(v) consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018.

The Company’s board of directors unanimously recommends that you vote FOR each of the proposals to be considered and voted on at the Annual Meeting.

It is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet or by phone, or by signing, dating and returning the enclosed proxy card or voting instruction form in the enclosed envelope. If you attend the Annual Meeting, you can vote in person, even if you have previously submitted your proxy. Your vote and participation in the governance of the Company are very important to us.

Your vote and participation in the governance of the Company are very important.

Sincerely,

Michael C. Forman

Chief Executive Officer

YOUR VOTE IS IMPORTANT

PLEASE SUBMIT YOUR PROXY PROMPTLY

Please help reduce corporate expenses by submitting your vote via the Internet at www.proxyvote.com.

CORPORATE CAPITAL TRUST II

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

Date:	December 13, 2018

Time:	11:00 a.m. Eastern Time

Place:	FS Investments 4201 Rouse Boulevard Philadelphia, PA 19112

Record Date:	October 17, 2018. Only shareholders of record as of the close of business on the record date are entitled to notice of, to attend and to vote at the Annual Meeting.

Items of Business:

•  To consider and vote upon a proposal to re-elect Todd C. Builione for a one year term expiring at the 2019 annual meeting of shareholders and until his successor is duly elected and qualified.

•  To consider and vote upon a proposal to re-elect James H. Kropp for a one year term expiring at the 2019 annual meeting of shareholders and until his successor is duly elected and qualified.

•  To consider and vote upon a proposal to re-elect Mark D. Linsz for a one year term expiring at the 2019 annual meeting of shareholders and until his successor is duly elected and qualified.

•  To consider and vote upon a proposal to re-elect Thomas W. Morgan for a one year term expiring at the 2019 annual meeting of shareholders and until his successor is duly elected and qualified.

• To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

• To consider and transact such other business that may properly come before the Annual Meeting.

Proxy Voting:

Important. Please vote your shares promptly to ensure the presence of a quorum at the Annual Meeting. Voting your shares now via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares in person at the Annual Meeting, as your proxy is revocable at your option. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Annual Meeting and voting in person.

For Assistance. If you have any questions or need assistance voting, please call our proxy solicitor, Broadridge Investor Communication Solutions, Inc., at (855) 325-6677.

Important notice regarding the availability of proxy materials for the Annual Meeting. The Company’s Proxy Statement, the proxy card, and Annual Report to Shareholders are available at www.proxyvote.com.

If you plan to attend the Annual Meeting and vote your shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting.

To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

By Order of the Board of Trustees,

Stephen S. Sypherd

General Counsel and Secretary

The use of cameras at the Annual Meeting is prohibited and will not be allowed into the meeting or any other adjacent areas, except by credentialed media. We realize that many mobile phones have built-in cameras; while these phones may be brought into the venue, the camera function may not be used at any time.

CORPORATE CAPITAL TRUST II

201 Rouse Boulevard

Philadelphia, Pennsylvania 1911

2018 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On December 13, 2018

PROXY STATEMENT

GENERAL

Corporate Capital Trust II (the “Company”) has made these proxy materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the solicitation of proxies by the board of trustees of the Company for use at the 2018 Annual Meeting of Shareholders to be held on Thursday, December 13, 2018, at 11:00 a.m. Eastern Time, and any postponements or adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at the offices of FS Investments located at 201 Rouse Boulevard, Philadelphia, PA 19112. You are invited to attend the Annual Meeting and requested to vote on the proposals described in this proxy statement (this “Proxy Statement”).

The Company’s proxy materials for the Annual Meeting, including, this Proxy Statement, the Notice of 2018 Annual Meeting of Shareholders (the “Notice of Annual Meeting”), and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2018 (the “Annual Report”), were first sent or made available to shareholders on or about October 26, 2018.

Items of Business

All properly executed proxies representing shares of beneficial interest, par value $0.001 per share, of the Company, which we refer to as the “Shares,” received prior to 5:00 p.m., Eastern Time, on the day before the Annual Meeting, or the “cut-off time,” will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR:

(i) the proposal to re-elect Todd C. Builione for a one year term expiring at the 2019 annual meeting of shareholders and until his successor is duly elected and qualified;

(ii) the proposal to re-elect James H. Kropp for a one year term expiring at the 2019 annual meeting of shareholders and until his successor is duly elected and qualified;

(iii) the proposal to re-elect Mark D. Linsz for a one year term expiring at the 2019 annual meeting of shareholders and until his successor is duly elected and qualified;

(iv) the proposal to re-elect Thomas W. Morgan for a one year term expiring at the 2019 annual meeting of shareholders and until his successor is duly elected and qualified;

(v) the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018 (which we refer to as the “Accountant Proposal”).

Record Date

Only shareholders of record as of the close of business on October 17, 2018, which we refer to as the “Record Date,” are entitled to notice of, to attend and to vote at, the Annual Meeting and any postponements or adjournments thereof. As of the Record Date, there were 12,442,996 issued and outstanding Shares held by 2,508 holders of record.

Proxy and Voting Procedures

Shareholders are entitled to one vote for each Share held, and may vote in person at the Annual Meeting or by proxy in accordance with the instructions provided below.

Your vote is important. By authorizing a proxy promptly, the expense of a second mailing and/or additional solicitations by other means, including, in person and by telephone, facsimile, and email may be avoided.

Voting by Shareholders of Record

If your Shares are registered directly in your name with the Company’s transfer agent, DST Systems, Inc., you are considered the shareholder of record with respect to those Shares, and the Notice of Annual Meeting and other proxy materials were furnished directly to you by the Company. If you are a shareholder of record, there are four ways to vote:

•

In person. You may vote in person at the Annual Meeting by requesting a ballot when you arrive. You must bring valid picture identification such as a driver’s license or passport and may be requested to provide proof of Share ownership as of the Record Date.

•

Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found on the proxy card. After inputting the control number, you may direct your proxy how to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions.

•

By Telephone. If you receive or request printed copies of the proxy materials by mail, you will receive a proxy card; and you may vote by proxy by calling the toll free number and entering the control number located on the proxy card. After inputting the control number, you may direct your proxy how to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions.

•

By Mail. If you receive or request printed copies of the proxy materials by mail, you will receive a proxy card; and you may vote by proxy by filling out the enclosed proxy card and returning it in the envelope provided. Allow sufficient time for your proxy card to be timely received prior to the cut-off time.

Voting by Beneficial Owners of Shares

If your Shares are held by a broker or other custodian, the proxy materials were furnished to the broker or other custodian that holds your Shares. If you are the beneficial owner of Shares, there are four ways you can vote:

•

In person. If you are the beneficial owner of Shares held by a broker or other custodian and you wish to vote your Shares in person at the Annual Meeting, you must obtain a “legal proxy” from the broker or other custodian that holds your Shares. A legal proxy is a written document that will authorize you to vote your Shares held by a broker or other custodian at the Annual Meeting. Please contact the broker or other custodian that holds your Shares for instructions regarding obtaining a legal proxy.

You must bring a copy of the legal proxy to the Annual Meeting and request a ballot when you arrive. You must also bring valid picture identification, such as a driver’s license or passport. In order for your votes to be counted, you must hand both the copy of the legal proxy and your completed ballot to a Company representative to be provided to the inspector of election.

•

Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found on the voting instruction form. The availability of Internet voting may depend on the voting process of the broker or other custodian that holds your Shares.

•

By Telephone. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form; and you may vote by proxy by calling the toll free number and entering the control number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your Shares.

•

By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form; and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided. Please allow sufficient time for the proxy card to be timely received prior to the cut-off time.

To request a printed set of the proxy materials, beneficial owners of Shares should send a written request to the organization that holds their Shares.

Shares represented by valid proxies at the Annual Meeting will be voted in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR” the election of the nominees for director named in this proxy statement and for the other proposals described in this proxy statement.

The Board does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting, other than as set forth in this Proxy Statement. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

Quorum; Adjournments

At least fifty percent of the Shares entitled to vote at the Annual Meeting must be present at the Annual Meeting to constitute a quorum for the transaction of business. Your Shares will be counted for purposes of determining if there is a quorum, if you:

•	Are entitled to vote and you are present in person at the Annual Meeting; or

•	Have properly voted by proxy via the Internet, by telephone or by mail.

Shares for which brokers have not received voting instructions from the beneficial owner of the Shares and do not have, or choose not to exercise, discretionary authority to vote the Shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) will also be treated as Shares present for quorum purposes. If a quorum is not present, the Company may adjourn the Annual Meeting to a date not more than 120 days after the Record Date without further notice, other than announcement at the Annual Meeting, to solicit additional proxies. The persons named as proxies will vote those proxies “FOR” such adjournment. Any business that might have been transacted at the Annual Meeting as originally noticed may be transacted at any adjourned meeting(s) at which a quorum is present.

Vote Required; Broker Non-Votes; Effect of Abstentions

Approval of Director Election Proposals. Each director nominee will be elected by a plurality of all the votes cast at the Annual Meeting, provided that a quorum is present. Abstentions and broker non-votes will not count as votes cast and will therefore have no effect on the election of Messrs. Builione, Kropp, Linsz and Morgan.

Approval of Accountant Proposal. The affirmative vote of a majority of the votes cast at the Annual Meeting, provided that a quorum is present, is necessary for approval of the Accountant Proposal. Abstentions will not count as votes cast and will therefore have no effect on the Accountant Proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, there will not be any broker non-votes with respect to the Accountant Proposal.

Shareholders of Record

If you are a shareholder of record, your properly executed proxy received prior to the Annual Meeting, and not duly revoked, will be voted in accordance with your instructions marked thereon. However, if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your Shares in the manner recommended by the Board on all matters presented in this Proxy Statement. With respect to any other business that may be properly presented for a vote at the Annual Meeting, the proxy holders will vote your Shares in such manner as they may determine in their discretion.

Beneficial Owners of Shares

If you are a beneficial owner of Shares held by a broker or other custodian, you may instruct the broker or other custodian that holds your Shares as to how to vote your Shares via the voting instruction form included with this proxy statement. All voting instruction forms timely received by the broker or other custodian that holds your Shares, and not duly revoked, will be voted in accordance with the instructions marked thereon. However, if you do not provide your broker or other custodian of your Shares with specific voting instructions, then your Shares are referred to as “uninstructed shares;” and whether your broker or other custodian has the discretion to vote such uninstructed shares on your behalf depends on the ballot item. Generally, the organization that holds your Shares may vote them in its discretion on “routine” matters, such as the Accountant Proposal. However, the broker or other custodian cannot vote uninstructed shares on “non-routine” matters, and will inform the inspector of election that it does not have the authority to vote on such matters with respect to your Shares. This is referred to as a “broker non-vote.” Brokers and other custodians cannot vote uninstructed shares on your behalf on any of the proposals at the Annual Meeting other than the Accountant Proposal. For your vote to be counted on any other proposal, you must submit your voting instruction form to your broker or other custodian.

Revocation of Proxies

You may revoke your proxy and change your vote before the proxies are voted at the Annual Meeting. You may change your vote using the Internet or telephone methods described herein, prior to the applicable cutoff time before the Annual Meeting, in which case only your latest Internet or telephone proxy will be counted. Alternatively, you may revoke your proxy and change your vote by signing and returning a new proxy dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy, unless you properly vote at the Annual Meeting, or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company prior to the Annual Meeting at the following address: Corporate Capital Trust II, 201 Rouse Boulevard, Philadelphia, PA 19112, Attention: Stephen S. Sypherd, General Counsel and Corporate Secretary.

Information Regarding this Solicitation

The Company is paying all costs associated with the solicitation of proxies for the Annual Meeting. The Company has retained Broadridge Investor Communication Solutions, Inc., which we refer to as “Broadridge,” to assist in the solicitation of proxies at a cost that the Company anticipates will not exceed $2,900 plus the reimbursement of Broadridge’s reasonable out-of-pocket expenses.

In addition, the Company must pay brokers or other custodians representing beneficial owners of Shares certain fees associated with forwarding the printed proxy materials by mail to beneficial owners who specifically request them, and obtaining beneficial owners’ voting instructions. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited by other means, including, in person and by telephone, facsimile, and email, by Broadridge and/or by trustees, officers and employees of the Company, FS/KKR Advisor, LLC, the Company’s investment advisor (the “Advisor”) and/or affiliates of FS Investments and KKR Credit Advisors (US), LLC (“KKR”), none of whom will receive any additional compensation for their services.

Notice of Internet Availability of Proxy Materials

In accordance with SEC regulations, the Company has made this Proxy Statement, the Notice of Annual Meeting and the Annual Report available to Shareholders on the Internet. Shareholders may (i) access and review the Company’s proxy materials, (ii) authorize their proxies, as described in “Proxy and Voting Procedures,” below, and/or (iii) elect to receive future proxy materials by electronic delivery, via the Internet address provided below.

This Proxy Statement, the Notice of Annual Meeting and the Company’s Annual Report are available at www.proxyvote.com.

Electronic Delivery of Proxy Materials

Pursuant to the rules adopted by the SEC, the Company furnishes proxy materials by email to those shareholders who have elected to receive their proxy materials electronically. While the Company encourages shareholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of annual meetings and the cost associated with the physical printing and mailing of materials, shareholders who have elected to receive proxy materials electronically by email, as well as beneficial owners of Shares held by a broker or custodian, may request a printed set of proxy materials. Instructions on how to request a printed set of the proxy materials are provided in the section entitled “Proxy and Voting Procedures.”

Where to Obtain More Information

The Company makes available free of charge on its website, www.fsinvestments.com/investments/funds/corporate-capital-trust-ii, its Annual Report as soon as reasonably practicable after the Company electronically files the Annual Report with the SEC. A copy of the Company’s Annual Report will be furnished shareholders, without exhibits, at no charge, upon written request to the Company at its principal executive offices: 201 Rouse Boulevard, Philadelphia, PA 19112, Attention: Stephen S. Sypherd, General Counsel and Corporate Secretary. Upon payment of a reasonable fee, shareholders may also obtain a copy of the exhibits to the Company’s Annual Report.

TRUSTEES, CORPORATE GOVERNANCE AND EXECUTIVE OFFICERS

Information about the Board, Trustee Nominees and Executive Officers

Pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), the number of trustees on the Board may not be fewer than the minimum number required by applicable law. Each trustee is elected annually for a term of one year, and serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Our Nominating & Governance Committee has nominated four trustees, Mr. Todd C. Builione, Mr. James H. Kropp, Mr. Mark D. Linsz, and Mr. Thomas W. Morgan, and certain information with respect to these trustees is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain trusteeships that each person holds, and the year in which each person became a trustee of the Company.

The role of the Board is to provide general oversight of the Company’s business affairs and to exercise all of the Company’s powers except those reserved for the shareholders. The responsibilities of the Board also include, among other things, the oversight of the Company’s investment activities, the quarterly valuation of the Company’s assets, oversight of the Company’s financing arrangements and corporate governance activities.

The Board is currently composed of four trustees, three of whom are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”), of the Company or the Advisor. These individuals are referred to as the “Independent Trustees.” Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years has had, a material business or professional relationship with the Company. The members of the Board that are not Independent Trustees are referred to as the “Interested Trustees.”

The Board has determined that Mr. Kropp, Mr. Linsz and Mr. Morgan are Independent Trustees. Based upon information requested from each trustee concerning his background, employment and affiliations, the Board has affirmatively determined that none of the Independent Trustees has, or within the last two years has had, a material business or professional relationship with the Company or the Advisor.

In considering each trustee and the composition of the Board as a whole, the Board utilizes a diverse group of experiences, characteristics, attributes and skills that the Board believes enables a trustee to make a significant contribution to the Board, the Company and its shareholders. These experiences, characteristics, attributes and skills, which are more fully described below, include, but are not limited to, management experience, independence, financial expertise and experience serving as a director or trustee of other entities. The Board may also consider such other experiences, characteristics, attributes and skills as it deems appropriate, given the then-current needs of the Board and the Company. Although the Board does not have any formal policy regarding the amount of diversity needed on the Board, diversity is one of the factors considered by the Board in assessing the composition of the Board.

Interested Trustees

Todd C. Builione has served as a director since March 2017. He also serves as the Company’s President and the president and member of the board of directors or board of trustees, as applicable, of FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV and Corporate Capital Trust, Inc. (including the Company, the “Fund Complex”). Mr. Builione joined KKR in 2013 and is a Member of KKR and President of KKR Credit & Capital Markets. Mr. Builione also serves on the KKR Global Risk Committee. Prior to joining KKR, Mr. Builione served as President of Highbridge Capital Management, CEO of Highbridge’s Hedge Fund business and a member of the Investment and Risk Committees. Mr. Builione began his career at the Goldman Sachs Group, where he was predominantly focused on capital markets and mergers and acquisitions for financial institutions. He received a B.S., summa cum laude, Merrill Presidential Scholar, from Cornell University and a J.D., cum laude, from Harvard Law School. Mr. Builione serves on the Board of Directors of Marshall Wace, a liquid alternatives provider which formed a strategic partnership with KKR in 2015. Mr. Builione also serves on the Board of Directors of Harlem RBI (a community-based youth development organization located in East Harlem, New York), on the Advisory Council of Cornell University’s Dyson School of Applied Economics and Management, and on the Board of Directors of the Pingry School.

Mr. Builione was selected as one of the Company’s two Interested Trustees because of his prior experience and familiarity with the markets we primarily target to invest in. Equally significant is his knowledge and prior experience in the management of large businesses in the areas we operate in, and portfolio risk management and analytics, both of which we believe are key qualifications for providing sound direction and leadership.

Independent Trustees

James H. Kropp serves as an Independent Trustee on our Board. In addition, Mr. Kropp serves as an independent director for Corporate Capital Trust, Inc. Mr. Kropp currently serves as Chief Investment Officer of SLKW Investments LLC, successor to i3 Funds, LLC, a position he has held since 2008. He is also Chief Financial Officer of Microproperties LLC, where he has served in this capacity since 2011. He was the interim Chief Financial Officer of TaxEase LLC, a property tax lender and tax lien investor from 2010 to February 2012. Since 1998, Mr. Kropp has served on the Board of Directors of PS Business Parks, Inc., a public real estate investment trust whose shares are listed on the New York Stock Exchange, and also currently serves as a member (formerly Chairman) of the Compensation Committee and member of the Nominating/Corporate Governance Committee. Mr. Kropp became an independent trustee of NYSE-listed American Homes 4 Rent and Chairman of its Audit Committee at its founding in November 2012. Mr. Kropp received a B.B.A.-Finance from St. Francis College and completed the MBA/CPA preparation program from New York University. Mr. Kropp has, in the past, been licensed to serve in a variety of supervisory positions (including financial, options and compliance principal) by the National Association of Securities Dealers. He is a member of the American Institute of CPAs.

Mr. Kropp was selected as one of our three Independent Trustees because of his prior experience on several investment fund committees. We believe Mr. Kropp’s direct experience with investments as a portfolio manager and registered investment adviser is valuable to the board of trustees. He also has accounting, auditing and finance expertise which, we believe, is beneficial in providing leadership on the audit committee.

Mark D. Linsz serves as an Independent Trustee on our Board. Mr. Linsz currently serves as co-founder and senior managing partner of My Next Season, an organization designed to help corporate executives transition from long, successful corporate careers to their next phase of life. Mr. Linsz also held a series of senior financial positions at Bank of America from 1998 to 2014, most recently serving as CFO Risk Executive from 2013 to 2014 and Corporate Treasurer from 2009 to 2013. Previously, Mr. Linsz served as Bank of America’s Global Markets Risk Executive from 2007 to 2009 and as Chief Risk Officer for Europe, the Middle East, Africa and Asia from 2005 to 2008. Prior to 2005, Mr. Linsz also served as Bank of America’s Capital Markets Risk Executive and Head of Compliance for the Global Corporate and Investment Bank. Mr. Linsz began his career with Chicago Research and Trading Group (CRT) in 1987. Prior to being purchased by NationsBank, he was the head of Market Risk for CRT and continued these responsibilities at NationsBanc-CRT until 1998. Mr. Linsz previously served on the board of directors of the Deposit Trust and Clearing Corporation from 2013 to 2014 and on the board of directors of BlackRock Corporation from 2009 to 2011. Mr. Linsz received an undergraduate degree from National Louis University.

Mr. Linsz was selected as one of our three Independent Trustees because of his prior board experience and financial expertise.

Thomas W. Morgan serves as an Independent Trustee on the Board. Mr. Morgan has been a private equity professional for over 25 years. Mr. Morgan currently is Head of Strategic Capital for Magnetar Capital LLC. Magnetar Strategic Capital is a private equity unit dedicated to investing in the management companies of mid-market private equity firms (“GP Stakes”). Prior to joining Magnetar, he had Co-Founded Hycroft Capital, one of the first private equity firms focusing on GP Stakes. Prior to Hycroft, Mr. Morgan had been a Managing Director at New Mountain Capital, having joined New Mountain Capital near inception in 2000 until 2015. In his 15 years with the firm, he held numerous senior investing and administrative roles including extensive work with New Mountain Capital’s credit platform, a publicly-traded BDC named New Mountain Finance Corp (NYSE:NMFC). Prior to New Mountain Capital, Mr. Morgan was an investment professional with Bain Capital, Inc. from 1994-2000. Mr. Morgan began his career as an investment banker at CS First Boston, first in credit structured products and later in mergers and acquisitions. Mr. Morgan has a B.A. in History and Political Science, magna cum laude, from Williams College and an M.B.A from Harvard Business School.

Mr. Morgan was selected as one of our three Independent Trustees because of his prior leadership experience and financial expertise.

The following table sets forth certain information regarding the Independent Trustees and the Interested Trustee, as well as the executive officers of the Company. Unless otherwise noted, the address for each trustee is c/o Corporate Capital Trust II, 201 Rouse Boulevard, Philadelphia, PA 19112. In this Proxy Statement, the term “Fund Complex” means the Company and Corporate Capital Trust, Inc.

Name, Address and Age of Trustee	Position(s) held with Company	Term of Office- Length of Time Served	Principal Occupation Past Five Years	Number of Companies in the Fund Complex Overseen by Director	Other Directorships held by Trustee During Past Five Years

Interested Trustee

Todd C. Builione, 44	Trustee	Appointed March 2017	President of KKR Credit and Capital Markets, 9/2013-present; member of Global Risk Committee, 9/2013-present; President of Highbridge Capital Management, 03/2005-02/2013	Six	Director, Marshall Wace

Independent Trustee

James H. Kropp, 69	Trustee, Chairman of the Audit Committee; Member of Independent Committee; Member of Nominating and Governance Committee.	Appointed June 2015	Chief Investment Officer, SLKW Investments LLC, successor to i3 Funds, LLC, 12/2008-present; Chief Financial Officer, Microproperties LLC, 2011-present	Two	Independent Director and Chairman of Audit Committee, Corporate Capital Trust, Inc.; Director, Member of the Compensation Committee, Member of the Nominating/Corporate Governance Committee, PS Business Parks, Inc., Glensdale, CA; Independent Trustee, Chairman of the Audit Committee, Member of the Governance Committee, and Member of the Independent Trustee Committee, American Homes 4 Rent

Name, Address and Age of Trustee	Position(s) held with Company	Term of Office- Length of Time Served	Principal Occupation Past Five Years	Number of Companies in the Fund Complex Overseen by Director	Other Directorships held by Trustee During Past Five Years

Independent Trustee

Mark D. Linsz, 53	Trustee; Chairman of the Independent Committee; Member of the Audit Committee; Member of the Nominating and Governance Committee.	Appointed May 2016	Co-Founder & Senior Managing Partner, My Next Season (2014-present); CFO Risk Executive, Bank of America (2013-2014); Corporate Treasurer, Bank of America (2009-2013).	One	Director, Deposit Trust & Clearing Corporation (2012-2014); BlackRock Corporation (2009-2011).

Independent Trustee

Thomas W. Morgan, 48	Trustee; Chairman of the Nominating and Governance Committee; Member of the Audit Committee; Member of the Independent Committee.	Appointed May 2016	Head of Strategic Capital, Magnetar Capital LLC (2018-present) Managing Partner, Hycroft Capital LLC (2015-2018); Managing Director, New Mountain Capital LLC (2000-2015).	One

The Company’s Executive Officers Who Are not Trustees

The following table sets forth certain information regarding the persons who serve as the Company’s executive officers who are not trustees of the Company. Unless otherwise noted, the address for each executive officer is c/o Corporate Capital Trust II, 201 Rouse Boulevard, Philadelphia, PA 19112:

Name, Address and Age of Officer	Position(s) held with Company	Term of Office- Length of Time Served	Principal Occupation Past Five Years

Michael C. Forman, 57	Chief Executive Officer	Appointed April 2018	Michael C. Forman is chairman and chief executive officer of FS Investments and was appointed as Chief Executive Officer of the Company in April 2018. He has served as the chairman and chief executive officer of the Advisor since its inception. Mr. Forman also currently serves as chairman, president and/or chief executive officer of certain of the other BDCs in the Fund Complex and the other funds sponsored by FS Investments. Prior to founding FS Investments, Mr. Forman founded a private equity and real estate investment firm. He started his career as an attorney in the Corporate and Securities Department at the Philadelphia based law firm of Klehr Harrison Harvey Branzburg LLP. In addition to his career as an attorney and investor, Mr. Forman has been an active entrepreneur and has founded several companies, including companies engaged in the gaming, specialty finance and asset management industries. Mr. Forman is a member of a number of civic and charitable boards, including The Franklin Institute, Drexel University and the Philadelphia Center City District Foundation. He is also Chairman of Vetri Community Partnership. Mr. Forman received his B.A., summa cum laude, from the University of Rhode Island, where he was elected Phi Beta Kappa, and received his J.D. from Rutgers University.

William Goebel, 44	Chief Financial Officer, Treasurer	Appointed April 2018	William Goebel has served as the Company’s chief financial officer and treasurer since April 2018. Mr. Goebel also serves as chief financial officer for certain of the other BDCs in the Fund Complex and certain other funds sponsored by FS Investments. Prior to joining FS Investments, Mr. Goebel held a senior manager audit position with Ernst & Young LLP in the firm’s asset management practice from 2003 to January 2011, where he was responsible for the audits of regulated investment companies, private investment partnerships, investment advisers and broker- dealers. Mr. Goebel began his career at a regional public accounting firm, Tait, Weller and Baker LLP in 1997. Mr. Goebel received a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1997. He is a Certified Public Accountant and holds the CFA Institute’s Chartered Financial Analyst designation. Mr. Goebel serves on the board of directors of Philadelphia Reads (and serves as treasurer and chairs the audit committee of that board).

Name, Address and Age of Officer	Position(s) held with Company	Term of Office- Length of Time Served	Principal Occupation Past Five Years

Daniel Pietrzak, 43	Chief Investment Officer	Appointed April 2018	Daniel Pietrzak has served as the Company’s chief investment officer since April 2018. Mr. Pietrzak also currently serves as the chief investment officer of certain of the other BDCs in the Fund Complex. Mr. Pietrzak joined KKR Credit in 2016 and is a Member of KKR and the Co-Head of Private Credit. Mr. Pietrzak is a portfolio manager for KKR Credit’s private credit funds and portfolios and a member of the Global Private Credit Investment Committee, Europe Direct Lending Investment Committee and KKR Credit Portfolio Management Committee. Prior to joining KKR, Mr. Pietrzak was a Managing Director and the Co-Head of Deutsche Bank’s Structured Finance business across the Americas and Europe. Previously, Mr. Pietrzak was based in New York and held various roles in the structured finance and credit businesses of Société Générale and CIBC World Markets. Mr. Pietrzak started his career at Price Waterhouse in New York and is a Certified Public Accountant. Mr. Pietrzak holds an M.B.A. in Finance from The Wharton School of the University of Pennsylvania and a B.S. in Accounting from Lehigh University.
Stephen S. Sypherd, 41	General Counsel, Secretary	Appointed April 2018	Stephen S. Sypherd has served as the Company’s secretary and general counsel since April 2018. He previously served as the Company’s vice president and treasurer. Mr. Sypherd also currently serves as the general counsel, vice president, treasurer and/or secretary of certain of the other BDCs in the Fund Complex and the other funds sponsored by FS Investments. Mr. Sypherd has also served in various senior officer capacities for FS Investments and its affiliated investment advisers, including as senior vice president from December 2011 to August 2014, general counsel since January 2013 and managing director since August 2014. He is responsible for legal and compliance matters across all entities and investment products of FS Investments. Prior to joining FS Investments, Mr. Sypherd served for eight years as an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where he practiced corporate and securities law. Mr. Sypherd received his B.A. in Economics from Villanova University and his J.D. from the Georgetown University Law Center, where he was an executive editor of the Georgetown Law Journal. He serves on the board of trustees of the University of the Arts (and on the advancement and governance committees of that board).

James F. Volk, 55	Chief Compliance Officer		James F. Volk has served as the Company’s chief compliance officer since April 2018. Mr. Volk also serves as the chief compliance officer of certain of the other BDCs in the Fund Complex and the other funds sponsored by FS Investments. He is responsible for all compliance and regulatory issues affecting the Company and the foregoing companies. Before joining FS Investments and its affiliated investment advisers in October 2014, Mr. Volk was the chief compliance officer, chief accounting officer and head of traditional fund operations at SEI’s Investment Manager Services market unit. Mr. Volk was also formerly the assistant chief accountant at the SEC’s Division of Investment Management and a senior manager for PwC. Mr. Volk graduated from the University of Delaware with a B.S. in Accounting.

Trustee Compensation

The Independent Trustees are entitled to receive annual compensation of $100,000 ($65,000 for the year ended December 31, 2017). Each Independent Trustee serves as chairman of one of the Board committees. There are no pensions or retirement benefits to the Independent Trustees at this time.

The Company will also reimburse each of the Independent Trustees for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings. The table below sets forth the compensation received by each trustee from the Company for the fiscal year ended December 31, 2017. Other than as described below, none of the directors received compensation from the Fund Complex.

Name of Trustee	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Interested Trustees:
Todd C. Builione(1)	—	—	—	—	—	—	—
Independent Trustees:
James H. Kropp(2)	$65,000	—	—	—	—	—	$65,000
Mark D. Linsz	65,000	—	—	—	—	—	65,000
Thomas W. Morgan	65,000	—	—	—	—	—	65,000

(1)	Mr. Builione joined the Board in 2018 and does not receive fees.
(2)	Mr. Kropp also received $165,000 in 2017 for serving as an independent director of Corporate Capital Trust, Inc.

The table below shows the dollar range of equity securities of the Company that were beneficially owned by each trustee as of the Record Date stated as one of the following dollar ranges: None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; or over $100,000. For purposes of this proxy statement, the term “Fund Complex” is defined to include the Company, FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV and Corporate Capital Trust, Inc.

Name of Trustee	Dollar Range of Equity Securities Beneficially Owned (1)	Aggregate Dollar Range of Equity Securities in the Fund Complex
Interested Trustees:
Todd C. Builione	None	None
	None	None
Independent Trustees:
James H. Kropp(2)	Over $100,000	Over $100,000
Mark D. Linsz	None	None
Thomas W. Morgan	None	None

(1)

Beneficial ownership determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” The dollar range of equity securities of the Company beneficially owned by trustees is based on the Company’s net asset value of $9.03 per share as of the Record Date.

(2)

The dollar range of equity securities of FS Investment Corporation and Corporate Capital Trust, Inc. beneficially owned by trustees of the Company, if applicable, is calculated by multiplying the closing price of the shares of FS Investment Corporation or Corporate Capital Trust, Inc., as applicable, as reported on the New York Stock Exchange, LLC (“NYSE”) on October 17, 2018, times the number of such shares beneficially owned. The dollar range of equity securities of the other funds in the Fund Complex is calculated in accordance with the applicable account statement rules of The Financial Industry Regulatory Authority, Inc.

Risk Oversight and Board Structure

Board Leadership Structure

The Company’s business and affairs are managed under the direction of the Board. Among other things, the Board sets broad policies for the Company and approves the appointment of the Company’s investment advisors, administrator and officers. The role of the Board, and of any individual trustee, is one of oversight and not of management of the Company’s day-to-day affairs.

Under the Company’s Bylaws, the Board may designate one of the Company’s trustees as chair to preside over meetings of the Board and meetings of shareholders, and to perform such other duties as may be assigned to him or her by the Board. The Company believes that the Board’s flexibility to determine its chair and reorganize its leadership from time to time is in the best interests of the Company and its shareholders. Presently, Mr. Builione serves as chairman of the Board and is an “interested person” by virtue of being the Company’s chief executive officer and his employment with KKR. The Company believes that this creates a firm link between management and the Board and provides unified leadership for carrying out the Company’s strategic initiatives and business plans. The Board has determined that the compositions of the Audit Committee, Nominating and Governance Committee and the Independent Trustee Committee are appropriate means to address any potential conflicts of interest that may arise from the chair’s status as an interested person of the Company. The Board, which reviews its leadership structure periodically as part of its annual self-assessment process, further believes that its structure is presently appropriate to enable it to exercise its oversight of the Company.

All of the Independent Trustees play an active role on the Board. The Independent Trustees compose a majority of the Board and will be closely involved in all material deliberations related to the Company. The Board believes that, with these practices, each Independent Trustee has an equal involvement in the actions and oversight role of the Board and equal accountability to the Company and its shareholders. The Independent Trustees are expected to meet separately (i) as part of each regular Board meeting, and (ii) with the Company’s chief compliance officer, as part of at least one Board meeting each year. The Independent Trustee Committee may hold additional meetings at the request of any Independent Trustee.

Board Role in Risk Oversight

The Board oversees the Company’s business and operations, including certain risk management functions. Risk management is a broad concept comprising many disparate elements (for example, investment risk, issuer and counterparty risk, compliance risk, operational risk, and business continuity risk). The Board implements its risk oversight function both as a whole and through its committees. In the course of providing oversight, the Board and its committees receive reports on the Company’s and the Advisor’s activities, including reports regarding the Company’s investment portfolio and financial accounting and reporting. The Board also receives a quarterly report from the Company’s chief compliance officer, who reports on the Company’s compliance with the federal and state securities laws and the Company’s internal compliance policies and procedures as well as those of the Advisor, the Company’s administrator and the Company’s transfer agent. The Audit Committee’s meetings with the Company’s independent public accounting firm also contribute to its oversight of certain internal control risks. In addition, the Board meets periodically with the Advisor to receive reports regarding the Company’s operations, including reports on certain investment and operational risks, and the Independent Trustees are encouraged to communicate directly with senior members of the Company’s management.

The Board believes that its role in risk oversight is appropriate. The Company believes that there are robust internal processes in place and a strong internal control environment to identify and manage risks. However, not all risks that may affect the Company can be identified or processes and controls developed to eliminate or mitigate their occurrence or effects, and some risks are beyond the control of the Company, the Advisor and the Company’s other service providers.

On March 16, 2017, Mr. Erik Falk, in connection with his retirement from KKR & Co., resigned from the Board, and the Board appointed Mr. Builione effective as of Mr. Falk’s resignation. On December 6, 2017, Mr. Thomas Sittema resigned from the Board and his position as Chief Executive Officer of the Company. On December 7, 2017, the Board appointed Mr. Chirag J. Bhavsar, then Chief Financial Officer and Chief Operating Officer of the Company, to fill the vacancy created by Mr. Sittema’s resignation. On April 5, 2018, in connection with the transition of advisory services to the Advisor, Mr. Bhavsar resigned from the Board. The Board met five times during the fiscal year ended 2017 at regularly scheduled meetings. Each trustee attended all meetings of the Board held during 2017 to which they were invited, with the exception of Mr. Sittema and Mr. Builione who each missed one meeting. The Company does not have a formal policy regarding trustee attendance at an annual meeting of shareholders. None of the trustees attended the Company’s 2017 annual meeting of shareholders.

Committees of the Board

In addition to serving on the Board, the Company’s trustees also serve on one or more of the following committees that have been established by the Board to handle certain designated responsibilities. The Board has designated a chairman of each committee. The Board may establish additional committees, change the membership of any committee, fill all vacancies, and designate alternate members to replace any absent or disqualified member of any committee, or to dissolve any committee as it deems necessary and in the Company’s best interest.

Independent Trustee Committee. The Company’s Independent Trustee Committee consists of all of the Independent Trustees. Mark D. Linsz serves as chairman of the Independent Trustee Committee. The Independent Trustee Committee assists the Board by acting as a liaison between the Board and the Company’s principal service providers, including the Advisor. The Independent Trustee Committee is responsible for assessing the flow of information between the Company’s management and the Board and overseeing the annual approval process of the Company’s Investment Advisory Agreement with the Advisor (as investment advisor) (the “Investment Advisory Agreement”), and the Company’s Administrative Services Agreement with the Advisor (as administrator) (the “Administrative Services Agreement”). The Independent Trustee Committee is also responsible for addressing conflict of interest matters and directing the retention of any consultants that the Board may deem necessary or appropriate. Time is allotted at each quarterly meeting of the Board for the Independent Trustees to meet and discuss any issues that they deem necessary or appropriate. The Independent Trustees may also choose to meet independent of Interested Trustees during the course of other meetings or other times as they see fit. The Independent Trustee Committee held four meetings during 2017. Each member of the Independent Trustee Committee who served on such committee during the 2017 fiscal year attended all of the meetings to which they were invited.

Audit Committee. The Company’s Audit Committee consists of all of its Independent Trustees, each of whom meets the independence standards established by the SEC for audit committees and is not an “interested person” for purposes of the 1940 Act. James H. Kropp serves as chairman of the Audit Committee. The Board has determined that James H. Kropp is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The Audit Committee operates pursuant to a written charter and meets periodically as necessary. A copy of the Audit Committee’s charter is available on the Company’s website: www.fsinvestments.com/investments/funds/corporate-capital-trust-ii. The Audit Committee is responsible for selecting, engaging and discharging the Company’s independent accountants, reviewing the plans, scope and results of the audit engagement with the Company’s independent accountants, approving professional services provided by the Company’s independent accountants (including compensation therefor), reviewing the independence of the Company’s independent accountants and reviewing the adequacy of the Company’s internal controls over financial reporting and evaluating the process for determining the fair value of the Company’s Level 3 investments for which there is little, if any, market activity. The Audit Committee held eighteen meetings during 2017. Each member of the Audit Committee who served on such committee during the 2017 fiscal year attended at least 75% of the meetings to which they were invited.

Nominating and Governance Committee. The Company’s Nominating and Governance Committee consists of all of its Independent Trustees, each of whom meets the independence standards established by the SEC for governance committees and is not an “interested person” for purposes of the 1940 Act. Thomas W. Morgan serves as chairman of the Nominating and Governance Committee. The Nominating and Governance Committee operates pursuant to a written charter and meets periodically as necessary. A copy of the Nominating and Governance Committee’s charter is available on the Company’s website: www.fsinvestments.com/investments/funds/corporate-capital-trust-ii. The Nominating and Governance Committee is responsible for selecting, researching, and nominating trustees for election by the Company’s shareholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and the Company’s management. The Company’s Nominating and Governance Committee will consider shareholders’ proposed nominations for trustees. A shareholder who desires to recommend a nominee must submit a request in writing pursuant to the relevant provisions of the Company’s Bylaws. The Company’s Nominating and Governance Committee will consider nominees recommended in writing by a shareholder (other than shareholder recommendations of himself or herself) to serve as trustees, provided that: (i) such person is a shareholder of the Company at the time he, she or it recommends such nominee and is entitled to vote at the meeting of shareholders at which trustees will be elected; and (ii) the Company’s Nominating and Governance Committee will make the final determination as to the qualifications of the individual to be nominated. The Company’s Nominating and Governance Committee will evaluate each nominee recommended by a shareholder to serve as trustee in the same manner as it would evaluate potential nominees identified by the committee. The Nominating and Governance Committee held three meetings during 2017. Each member of the Nominating and Governance Committee who served on such committee during the 2017 fiscal year attended all of the meetings to which they were invited.

Communications Between Shareholders and the Board

The Board welcomes communications from the Company’s shareholders. Shareholders may send communications to the Board or to any particular trustee to the following address: Corporate Capital Trust II, 201 Rouse Boulevard, Philadelphia, PA 19112, Attention: Stephen S. Sypherd, General Counsel and Corporate Secretary. Shareholders should indicate clearly the trustee or trustees to whom the communication is being sent so that each communication may be forwarded directly to the appropriate trustee(s).

Code of Ethics

The Company has adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Persons subject to these codes may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements. A copy of the Company’s code of ethics is available on its website: www.fsinvestments.com/investments/funds/corporate-capital-trust-ii. You may also read and copy the Company’s code of ethics at the SEC’s Public Reference Room located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the Company’s code of ethics is available on the EDGAR Database on the SEC’s website at www.sec.gov. You may also obtain copies of the Company’s code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, NE, Washington, DC 20549. Item 406 of Regulation S-K requires the Company to disclose whether it has adopted a code of ethics that applies to the registrant’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has adopted such a code and is in compliance with Item 406 of Regulation S-K.

Compensation Discussion and Analysis

As an externally managed business development company, the Company relies on the services of the Advisor under the Investment Advisory Agreement. The Advisor also provides administrative services to the Company under the Administrative Services Agreement. In connection with its services, the Advisor has agreed to provide the Company with personnel to serve as the Company’s appointed officers. The Company’s appointed officers (who, while associated with the Advisor, serve on behalf of the Company) consist of the Company’s chief executive officer, president, chief financial officer, chief investment officer, , secretary, treasurer, general counsel, chief compliance officer, , and vice president of investments. The Company does not pay any compensation to any of the Company’s officers.

Compensation Committee Report

As described herein, the Company’s executive officers are not compensated by the Company. Accordingly, the Company does not have a compensation committee of the Board. The Nominating and Governance Committee performs, to the extent that may be required, any duties typically delegated to a compensation committee of a board of trustees. The Nominating and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents certain information as of the Record Date, with respect to the beneficial ownership of the Company’s Shares by (i) each trustee and nominee, (ii) each executive officer, and (iii) all of the Company’s trustees and executive officers as a group. Based upon information furnished by the Company’s transfer agent and other information available to the Company, there are no persons known to the Company to beneficially own 5% or more of the outstanding Shares. As of the Record Date, there were 12,442,996 Shares issued and outstanding.

Beneficial ownership has been determined in accordance with the Exchange Act and includes voting or investment power with respect to the Shares. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of the Record Date.

Unless otherwise indicated, to the Company’s knowledge, all persons named in the table below have sole voting power and sole investment power with respect to the Shares indicated as beneficially owned. In addition, unless otherwise indicated, the address for each person named below is c/o Corporate Capital Trust II, 201 Rouse Boulevard, Philadelphia, PA 19112.

Shares Beneficially Owned as of October 17, 2018
Name and Address of Beneficial Owner: (1)	Number of Shares	Percentage(2)
Interested Trustee:
Todd C. Builione	—	—

Independent Trustees:
Thomas W. Morgan	—	—
Mark D. Linsz	—	—
James H. Kropp	12,702	*

Executive Officers:
Michael C. Forman	—	—
William Goebel	—	—
Stephen S. Sypherd	—	—
Daniel Pietrzak	—	—

James E. Volk

Executive Officers and Trustees as a group (9 persons)	12,702	*

*	Less than one percent.
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.
(2)	Based on 12,442,996 Shares issued and outstanding as of October 17, 2018.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company is subject to certain regulatory requirements that restrict the Company’s ability to engage in certain related-party transactions. The Company has policies and procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to it, to ensure that it does not enter into any prohibited transactions. For example, the Company’s Bylaws provide that, among other things, the Company may not engage in certain transactions with the Advisor or a trustee of the Company or an affiliate thereof unless (a) such transaction complies with all applicable law and (b) a majority of the Company’s trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from non-affiliated third parties. In addition, the Independent Trustee Committee evaluates transactions between the Company and its affiliates that are subject to restrictions under Section 57 of the 1940 Act.

Investment Advisory Services

On April 9, 2018, the Company terminated the Former Investment Advisory Agreement (as defined below) and concurrently entered into a new investment advisory agreement with the Advisor (the “Investment Advisory Agreement”). Pursuant to the Investment Advisory Agreement, the Company pays the Advisor a fee for its services consisting of two components – a base management fee based on the average value of the Company’s gross assets and incentive fees based on the Company’s performance. Under the Investment Advisory Agreement, the Advisor is entitled to an annual base management fee of 1.50% of the average value of the Company’s gross assets, as compared to the annual rate of 2.00% under the Former Investment Advisory Agreement. In addition, the calculation of the base management fee under the Investment Advisory Agreement excludes cash and cash equivalents from gross assets, as compared to the Former Investment Advisory Agreement, which included cash and cash equivalents within the definition of gross assets. Under the Investment Advisory Agreement, the serves as the sole investment adviser of the Company.

Previously, the Company was a party to an investment advisory agreement (the “Former Investment Advisory Agreement”) with CNL Fund Advisors II, LLC (“CNL”) for the overall management of the Company’s activities. CNL was a party to a sub-advisory agreement with KKR (the “Former Sub-Advisory Agreement”), under which KKR was responsible for the day-to-day management of the Company’s investment portfolio. Pursuant to the Former Investment Advisory Agreement, CNL earned (i) a management fee equal to an annual rate of 2.00% of the Company’s average gross assets, and (ii) an incentive fee based on the Company’s performance. The incentive fee consisted of (i) a subordinated incentive fee on income and (ii) an incentive fee on capital gains. CNL compensated KKR for advisory services that it provided to the Company with 50% of the fees that CNL received under the Former Investment Advisory Agreement.

A subordinated incentive fee on income is payable to the Advisor each calendar quarter if the Company’s pre-incentive fee net investment fee income (as defined in the Investment Advisory Agreement and approved by the Company’s board of trustees) exceeds the 1.75% quarterly preference return to the Company’s shareholders (the ratio of pre-incentive fee net investment income divided by average adjusted capital).

The annual incentive fees on capital gains recorded for GAAP purposes are equal to (i) 20% of the Company’s realized and unrealized capital gains on a cumulative basis since inception, net of all realized capital losses and unrealized depreciation on a cumulative basis from inception, less (ii) the aggregate amount of any previously paid incentive fees on capital gains. For financial reporting purposes, in accordance with GAAP, the Company includes unrealized appreciation on the investment portfolio in the calculation of incentive fees on capital gains; however, such amounts are not payable by the Company unless and until the net unrealized appreciation is actually realized. The actual amount of incentive fees on capital gains that are due and payable to the Advisor is determined at the end of the calendar year.

The terms of the incentive fees are substantially the same as those to which CNL was entitled to receive under the Former Investment Advisory Agreement.

The Company did not incur any subordinated incentive fee on income under the Investment Advisory Agreements during the six months ended June 30, 2018 and 2017 and the years ended December 31, 2017 and 2016. The Company had accrued $15,000 of incentive fees payable on capital gains under the Investment Advisory Agreements as of June 30, 2018.

Administrative Services Agreements

Pursuant to the administrative services agreement dated April 9, 2018 (the “Administrative Services Agreement”), the Advisor oversees the Company’s day-to-day operations, including the provision of general ledger accounting, fund accounting, legal services, investor relations, certain government and regulatory affairs activities and other administrative services. The Advisor also performs, or oversees the performance of, our corporate operations and required administrative services, which includes being responsible for the financial records that we are required to maintain and preparing reports for our stockholders and reports filed with the SEC. Pursuant to the Administrative Services Agreement, the Company reimburses the Advisor no less than monthly for expenses necessary to perform services related to the Company’s administration and operations. The amount of this reimbursement is set at the lesser of (1) the Advisor’s actual costs incurred in providing such services and (2) the amount that the Company estimates it would be required to pay alternative service providers for comparable services in the same geographic location. The Advisor allocates the cost of such services to the Company based on factors such as assets, revenues, time allocations and/or other reasonable metrics consistent with past practice (but solely to the extent such past practice is not inconsistent with the policies of the Advisor). The Company does not reimburse the Advisor for any services for which it receives a separate fee, or for rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of the Advisor.

The Company was previously party to an administrative services agreement with CNL (the “Former Administrative Services Agreement”), which terminated effective April 9, 2018, the terms of which were substantially the same as the Administrative Service Agreement with the Advisor. The administrative service fees paid pursuant to the Administrative Services Agreement and the Former Administrative Services Agreement during the six months ended June 30, 2018 and 2017 and the years ended December 31, 2017 and 2016 are set forth in the table below.

Managing Dealer Fees and Expenses

The managing dealer for the Company’s continuous public offering was CNL Securities Corp. (the “Managing Dealer”), which is an affiliate of CNL. Prior to the closing of the Company’s continuous public offering, the Managing Dealer was entitled to receive an upfront sales load of 4.75% of the gross offering proceeds of shares sold of Shares sold in the offering pursuant to an Amended and Restated Managing Dealer Agreement that became effective on April 28, 2017 (the “Managing Dealer Agreement”). Additionally, the Managing Dealer received an annual distribution and shareholder servicing fee of the net asset value with respect to shares sold in the offering. The ongoing distribution and shareholder servicing fee were paid by the Company to the Managing Dealer pursuant to a distribution plan (the “Distribution Plan”) adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company. Among other requirements, such plan must be approved annually by a vote of the Company’s board of trustees including the trustees who are not “interested persons” as defined in the 1940 Act and have no direct or indirect financial interest in the operation of such plan or in any agreements related to such plan. The Managing Dealer engaged unrelated, third-party participating broker-dealers in connection with the Offerings and, in connection therewith, re-allows all or a portion of such fees to participating broker-dealers. The Managing Dealer Agreement and Distribution Plan were terminated effective April 30, 2018, in connection with the closing of the Company’s continuous public offering and the transition of advisory services to the Advisor.

Organization and Offering Costs

Historically, under the terms of the Former Investment Advisory Agreement, CNL (and indirectly KKR) was entitled to receive up to 1.5% of gross offering proceeds as reimbursement for organization and offering expenses incurred on behalf of the Company. CNL and its affiliates have incurred organization and offering costs of approximately $5.4 million as of March 31, 2018. CNL waived the reimbursement of organization and offering expenses in connection with the Company’s gross capital raise from the Offering from March 1, 2016 (the period beginning at the time the Company satisfied the minimum offering requirement) through June 30, 2017 (the “O&O Reimbursement Waiver”). The O&O Reimbursement Waiver did not reduce the amount of organization and offering expenses incurred by CNL and KKR that were eligible for reimbursement in future periods based on subsequent gross capital raised by the Company after April 30, 2017. Gross capital raised by the Company after April 30, 2017 was subject to the maximum organization and offering cost reimbursement of 1.50%. CNL and KKR were entitled to reimbursement of approximately $400,000 of organization and offering costs for gross capital raised for the period May 1, 2017 through April 9, 2018, all of which had been reimbursed to the Former Advisors as of April 9, 2018. A contingent obligation for the balance of organization and offering costs, subject to reimbursement based on future gross proceeds raised assuming a reinstatement of the Company’s Offering, was approximately $5.0 million as of April 30, 2018.

On April 30, 2018, the Company terminated its Offering and in conjunction therewith, the Former Advisors agreed to permanently waive their rights to receive reimbursement of approximately $5.0 million of organization and offering expenses that they had incurred on the Company’s behalf. As such, as of June 30, 2018, the Company had no contingent obligations to reimburse its Former Advisors for organization and offering expenses.

Expense Support and Conditional Reimbursement Agreements

The Company was party to an Expense Support and Conditional Reimbursement Agreement, as amended (the “Former Expense Support Agreement”) with the Advisor pursuant to which CNL and KKR (together, the “Former Advisors”) jointly and severally agreed to pay to the Company some or all operating expenses (an “Expense Support Payment”) for each month during the Expense Support Payment Period (as defined below) in which the Company’s board of trustees declares a distribution to its shareholders. The “Expense Support Payment Period” commenced on March 1, 2016 and terminated effective with the termination of the Former Expense Support Agreement on April 9, 2018.

The Former Advisors were entitled to be reimbursed promptly by the Company (a “Reimbursement Payment”) for Expense Support Payments made with respect to any class of common shares, subject to the limitation that no Reimbursement Payment may be made by the Company to the extent that it would cause the Company’s other operating expenses (as defined in the Expense Support Agreement) for such class of common shares to exceed the lesser of (A) 1.75% of average net assets attributable to shares of such class of common shares and (B) the percentage of our average net assets attributable to shares of such class of common shares represented by other operating expenses (as defined in the Expense Support Agreement) during the fiscal year in which such expense support payment from the Advisor was made (provided, however, that this clause (B) shall not apply to any reimbursement payment which relates to an expense support payment from the Advisor made during the same fiscal year). Notwithstanding anything to the contrary in the Expense Support Agreement, no Reimbursement Payment will be made with respect to any class of common shares if the effective rate of distributions per share on such class of common shares declared by the Company at the time of such Reimbursement Payment is less than the effective rate of distributions per share on such class of common shares at the time the Expense Support Payment was made to which such Reimbursement Payment relates. For this purpose, “effective rate of distributions per share” means actual declared distribution rate per share exclusive of return of capital, if any. The Company’s obligation to reimburse each Expense Support Payment will terminate three years from the date on which such Expense Support Payment was made or waived.

Concurrently with the Company’s entry into the Investment Advisory Agreement and the Administrative Services Agreement, on April 9, 2018, the Company entered into a new expense support and conditional reimbursement agreement (the “Expense Support Agreement”), which replaced the Former Expense Support Agreement. The Expense Support Agreement is substantially similar to the Former Expense Support Agreement.

Related party fees and expenses incurred on behalf of the Company during the six months ended June 30, 2018 and 2017 and the years ended December 31, 2017 and 2016 are summarized below (in thousands):

		Six Months Ended June 30,		Year Ended December 31,
Related Party	Source Agreement & Description	2018	2017	2017	2016
CNL Securities Corp.	Former Managing Dealer Agreement:
	Up-front selling commissions and dealer manager fees	$61	$1,907	$2,929	$2,405
	Distribution and shareholder servicing fees	$376	$435	$964	$251
KKR	Former Investment Sub-Advisory Agreement:
	Investment expenses reimbursement(1)(2)	$38	$7	$52	$8
Advisor	Investment Advisory Agreement:
CNL and KKR	Former Investment Advisory Agreement:
	Base management fees (investment advisory fees)(1)	$1,571	$891	$2,346	$512
	Incentive fee on capital gains(3)	$(264)	$27	$112	$167
	Organization and offering expense reimbursement	$20	$88	$413	$—
Advisor	Advisor Administrative Services Agreement:
CNL	Former Administrative Services Agreement:
	Administrative and compliance services(1)	$326	$298	$636	$268
Advisor	Expense Support Agreement:
CNL and KKR	Former Expense Support Agreement:
	Expense support provided	$(581)	$(1,260)	$(2,644)	$(2,196)

(1)	Expenses subject to Expense Support.
(2)

Includes reimbursement of fees related to transactional expenses for prospective investments, including fees and expenses associated with performing due diligence reviews of investments that do not close, often referred to as “broken deal” costs. Broken deal costs were approximately $8 and $6 for the six months ended June 30, 2018 and 2017, respectively, and approximately $21 and 6 for the years ended December 31, 2017 and 2016, respectively.

(3)

Incentive fees on capital gains are included in performance-based incentive fees in the unaudited condensed statements of operations. The following table provides additional details for the incentive fee on capital gains for the six months ended June 30, 2018 and 2017 and the years ended December 31, 2017 and 2016:

	Six Months Ended June 30,		Year Ended December 31,
Incentive Fee on Capital Gains	2018	2017	2017	2016
Accrued incentive fee at beginning of period	$279	$167	$167	$—
Incentive fee on capital gains during the period	(264)	27	112	167
Less: Incentive fee on capital gains paid to the Advisors during the period	—	—	—	—

Accrued incentive fee at end of period	15	194	279	167
Less: Accrued incentive fee on capital gains attributable to unrealized gains at end of period	(15)	(194)	(279)	(167)

Incentive fee on capital gains earned by and payable to the Advisors at end of period	$—	$—	$—	$—

The amount of Expense Support Payments provided by the Former Advisors since inception was approximately $5.4 million. Effective April 30, 2018, the Former Advisors waived their right to reimbursement of such Expense Support Payments.

The following table presents amounts due to Advisors as of June 30, 2018 and December 31, 2017 (in thousands):

	June 30, 2018	December 31, 2017
Due from the Advisors:
Expense support	$—	$492

Total due from Advisors	—	492
Due to the Advisors:
Base management fees (investment advisory fees)	686	556
Operating expense reimbursement	43	146
Offering expense reimbursement	—	77

Total due to Advisors	729	779

Net due (to) from Advisors	$(729)	$(287)

Indemnification

The Investment Advisory Agreement provides certain indemnification to the Advisors, their trustees, officers, persons associated with the Advisor, and their affiliates. The Former Investment Advisory Agreement and the Former Sub-Advisory Agreement, each of which were terminated on April 9, 2018, provided certain indemnification to the Former Advisors, their trustees, officers, persons associated with the Former Advisors, and their affiliates The managing dealer agreement, which was terminated on April 5, 2018, provided certain indemnification to the Managing Dealer and each participating broker and their respective officers, trustees, partners, employees, associated persons, agents and control persons. In addition, the Company’s Declaration of Trust provide certain indemnifications to its officers, trustees, agents, and certain other persons. As of December 31, 2017, management believed that the risk of incurring of any losses for such indemnification was remote.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and trustees, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, trustees and greater than ten percent shareholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such statements furnished to the Company, and on written representations from the reporting persons, the Company believes that all Section 16(a) filing requirements applicable to the Company’s trustees and officers were timely met during the fiscal year ended December 31, 2017.

PROPOSALS

Overview of Proposals

This Proxy Statement contains two proposals requiring shareholder action:

•	Proposal No. 1 requests the election of four trustees to the Board.

•	Proposal No. 2 requests the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018.

Each proposal is discussed in more detail below.

Proposal No. 1 – Election of Trustees

The Board has nominated trustees Todd C. Builione, James H. Kropp, Mark D. Linsz and Thomas W. Morgan to be elected to serve as the Company trustees for a one year term, until the 2019 annual meeting of shareholders and until their successors are duly elected and qualified. Messrs. Builione, Kropp, Linsz and Morgan all have consented to serving as nominees, being named in this Proxy Statement, and serving on the Board if elected. Messrs. Builione, Kropp, Linsz and Morgan are not being proposed for election pursuant to any agreement or understanding between them and the Company.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed by shareholders on the proxy cards or, if no direction is given, “FOR” the election of the Board’s nominees, Messrs, Builione, Kropp, Linsz and Morgan. In the event that any of the nominees should become unable to serve because of an event not now anticipated or decline to serve as trustees at the time of the Annual Meeting, the persons named as proxies will vote for such other nominees as may be proposed by the Nominating and Governance Committee of the Company. The Board has no reason to believe that Messrs. Builione, Kropp, Linsz or Morgan will be unable or unwilling to serve.

Vote Required

The Company’s Bylaws provide that (i) a plurality of all Shares present or represented by proxy and voting at the Annual Meeting, and (ii) the presence in person or by proxy of the shareholders of the Company entitled to cast fifty percent of the votes entitled to be cast at the meeting necessary for the presence of a quorum are required to elect a trustee.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”

THE ELECTION OF TRUSTEES

TODD C. BUILIONE, JAMES H. KROPP,

MARK D. LINSZ AND THOMAS W. MORGAN

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee have re-appointed Deloitte & Touche LLP, 555 Mission Street, San Francisco, California 94105, as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2018. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2015.

At the Annual Meeting, the shareholders are being asked to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018. The Company is not required to have the shareholders ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, however, the Company is doing so because it believes it is a matter of best corporate practices. In the event of a negative vote on such ratification, the Audit Committee will reconsider the appointment. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders. Representatives of Deloitte & Touche LLP are expected to be present in person at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Fees to Auditors

The following table shows the audit fees and non-audit related fees accrued or paid to Deloitte & Touche LLP for professional services performed for the Company’s fiscal years ended December 31, 2017 and 2016.

Fiscal Year/Period	Audit Fees	Audit- Related Fees(1)	Tax Fees(2)	All Other Fees(3)
2017	$225,000	$9,045	$15,00	$—
2016	$190,000	$76,350	$6,000	$—

(1)

“Audit-Related Fees” are those fees billed to the Company relating to audit services provided by Deloitte & Touche LLP, including those in connection with the provision of comfort letters submitted by Deloitte & Touche LLP related to the Company’s registration statements and broker-dealer activity pursuant to the Offering.

(2)	“Tax Fees” are those fees billed to the Company in connection with tax consulting services performed by Deloitte & Touche LLP, including primarily the review of the Company’s income tax returns.
(3)	“All Other Fees” are those fees billed to the Company in connection with permitted non-audit services performed by Deloitte & Touche LLP.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm

The Company maintains an auditor independence policy that, among other things, mandates that the Audit Committee review, negotiate and approve in advance the scope of work, any related engagement letter and the fees to be charged by the independent registered public accounting firm for audit services and permissible non-audit services for the Company, and for permissible non-audit services for the Company’s investment advisors and any affiliates thereof that provide services to the Company, if such non-audit services have a direct impact on the operations or financial reporting of the Company. All of the audit and non-audit services described above for which fees were incurred by the Company for the fiscal years ended December 31, 2017 and 2016, were pre-approved by the Audit Committee in accordance with its pre-approval policy.

Audit Committee Report

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s independent registered public accounting firm the Company’s financial statements filed with the SEC for the fiscal year ended December 31, 2017. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee has pre-approved, in accordance with its pre-approval policy, the permitted audit, audit-related, tax, and other services to be provided by Deloitte & Touche LLP, the Company’s independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee has delegated pre-approval authority to the Audit Committee Chair, James H. Kropp, who will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by Deloitte & Touche LLP to management.

The Audit Committee received and reviewed the written disclosures from Deloitte & Touche LLP required by the applicable Public Company Accounting Oversight Board rule regarding the independent registered public accounting firm’s communications with audit committees concerning independence, and has discussed with Deloitte & Touche LLP its independence. The Audit Committee has reviewed the audit fees paid by the Company to Deloitte & Touche LLP. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting Deloitte & Touche LLP from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements as of and for the year ended December 31, 2016 be included in the Company’s annual report on Form 10-K for 2016, for filing with the SEC. The Audit Committee also recommended the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.

Audit Committee Members:

James H. Kropp, Chairman

Mark D. Linsz

Thomas W. Morgan

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Required Vote

Approval of Proposal No. 2 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting, and (ii) the presence in person or by proxy of the shareholders of the Company entitled to cast fifty percent of the votes entitled to be cast at the meeting required to constitute a quorum.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF

DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM OF THE COMPANY FOR FISCAL YEAR 2018.

DEADLINES TO SUBMIT PROPOSALS FOR CONSIDERATION OR TO

NOMINATE TRUSTEES AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS

Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials.

Proposals that a shareholder intends to present at the Company’s 2019 annual meeting of shareholders (the “2019 Annual Meeting”) and wishes to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2019 Annual Meeting must be received no later than the close of business (5:30 p.m. Eastern Time) on December 1, 2018. All proposals must comply with SEC Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to the Corporate Secretary of the Company by mail at the address provided below. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that the proposal will be included in the Company’s proxy statement and form of proxy for the 2018 Annual Meeting.

Requirements for Other Shareholder Proposals to Be Brought Before the 2019 Annual Meeting of Shareholders and Trustee Nominations.

Pursuant to the provisions of the Bylaws, notice of any proposal that a shareholder intends to present at the 2019 Annual Meeting, but does not intend to have included in the Company’s proxy statement and form of proxy for the 2019 Annual Meeting, as well as any trustee nominations, must be delivered to the Company’s Corporate Secretary by mail at the address provided below, must be received by the Corporate Secretary of the Company at the address provided below not less than 90 days nor more than 120 days prior to the first anniversary of the date of the mailing of the Notice of Annual Meeting for the 2018 Annual Meeting of Shareholders. Accordingly, any notice given by a shareholder pursuant to these provisions of the Company’s Bylaws must be received not earlier than the close of business on June 20, 2019, and not later than the close of business on June 20, 2019. To be in proper form, the notice must be submitted by a shareholder of record and must include the information required by the Bylaws with respect to each trustee nomination or proposal that the shareholder intends to present at the 2019 Annual Meeting. If you are a beneficial owner of Shares held by a broker or custodian, you should contact the organization that holds your Shares for information about how to register your Shares directly in your name as a shareholder of record.

Notices of intention to present proposals at the 2018 Annual Meeting and/or trustee nominations must be addressed to: Corporate Capital Trust II, 201 Rouse Boulevard, Philadelphia, PA 19112, Attention: Stephen S. Sypherd, General Counsel and Corporate Secretary. The Company will not consider any proposal or nomination that is not timely. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with or otherwise does not meet the Bylaw or SEC requirements for submitting a proposal or nomination, or other applicable requirements, a shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about the Bylaw and SEC requirements.

OTHER BUSINESS

The Board is not aware of any other matters that will be presented for action at the Annual Meeting other than those set forth herein. Should any other matters requiring a vote of shareholders arise, proxies will be voted in accordance with the judgment of the persons named in the form of proxy.

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE PROXY CARD, WHICH PROVIDES INSTRUCTIONS FOR AUTHORIZING A PROXY BY TELEPHONE OR THROUGH THE INTERNET. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Corporate Capital Trust II 201 Rouse Boulevard Philadelphia, PA 19112

AUTHORIZE A PROXY VIA THE INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m., Eastern Time, the day before the meeting date. Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTHORIZE A PROXY BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 5:00 p.m., Eastern Time, the day before the meeting date. Please have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE A PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Your completed proxy must be received prior to 5:00 p.m., Eastern Time, the day before the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORPORATE CAPITAL TRUST II (the “Company”)

THE COMPANY’S BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

		For	Against	Abstain

1.	To re-elect Todd C. Builione for a one-year term expiring at the 2019 annual meeting of shareholder and until his successor is duly elected and qualified.	☐	☐	☐

2.	To re-elect James H. Kropp for a one-year term expiring at the 2019 annual meeting of shareholder and until his successor is duly elected and qualified.	☐	☐	☐

3.	To re-elect Mark D. Linsz for a one-year term expiring at the 2019 annual meeting of shareholder and until his successor is duly elected and qualified.	☐	☐	☐

4.	To re-elect Thomas W. Morgan for a one-year term expiring at the 2019 annual meeting of shareholder and until his successor is duly elected and qualified.	☐	☐	☐

6.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018.	☐	☐	☐

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of annual meeting and the proxy statement with respect thereto, and hereby revoke(s) any proxy or proxies heretofore given with respect to the meeting. This proxy may be revoked at any time before it is exercised.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Important: Please sign exactly as name appears hereon. Joint owners should each sign personally. Trustees and others signing in a representative or fiduciary capacity should indicate their full titles in such capacity.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS

The Proxy Statement and the Annual Report to Shareholders are available at:

www.proxyvote.com

PROXY

CORPORATE CAPITAL TRUST II

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

The undersigned shareholder of Corporate Capital Trust II, a Delaware statutory trust (the “Company”), hereby appoints Stephen S. Sypherd and William B. Goebel, and each of them, as proxies, with full power of substitution in each, to attend the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on December 13, 2018 at 11:00 a.m., Eastern Time, at the offices of FS Investments located at 201 Rouse Boulevard, Philadelphia, PA 19112, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the meeting. The proxy statement and the accompanying materials are being mailed on or about October 26, 2018 to shareholders of record on or about October 17, 2019 and are available on the Company’s website at www.fsinvestments.com/investments/funds/corporate-capital-trust-ii. All properly executed proxies representing Shares received prior to 5:00 p.m., Eastern Time, on the day before the Annual Meeting will be voted in accordance with the instructions marked thereon.

The votes entitled to be cast by the undersigned will be cast as directed. If this proxy is executed but no direction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the proposals. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of the proxy statement, the Company’s board of trustees knows of no other business to be presented at the Annual Meeting. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise. Shareholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her shares in person or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to 5:00 p.m., Eastern Time, on the day before the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

Corporate Capital Trust II

Please Vote! YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY PROMPTLY. Reduce corporate expenses by submitting your vote via the Internet at www.proxyvote.com.

✓	Read the Enclosed Materials ...

Enclosed is the following information for the Corporate Capital Trust II Annual Meeting of Shareholders:

•	Proxy Statement that describes the proposals to be voted upon

•	Proxy card for each registration*

*	You may have more than one proxy card included in your packet because you have multiple registrations. Please be sure to vote all proxies in your packet.

✓	Authorize Your Proxy via the Internet

Visit www.proxyvote.com and follow the online instructions to cast your vote. Your control number is located on the proxy card or voting instruction form.

Or

✓	Complete the Proxy Card and Return by Mail

On the proxy card, cast your vote on the proposals, sign and return it in the postage-paid envelope provided. Please note, all parties must sign.

Or

✓	Authorize Your Proxy by Telephone

Call (800)-690-6903 using a touch-tone telephone and follow the instructions. Your control number is located on the proxy card or voting instruction form.

If you authorized your proxy via the Internet or by phone, please DO NOT mail back the proxy card.

✓	For Assistance

If you have any questions or need assistance with completing your proxy card, please call our proxy solicitor, Broadridge Investor Communication Solutions, Inc. at (855) 325-6677.

Thank you.